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                                  EXHIBIT 12(A)

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  SALTON, INC.

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
                                                            39 WEEKS
                                                             ENDED
                                                            4/2/2005                                          YEAR ENDED
(IN THOUSANDS, EXCEPT RATIOS)                              (UNAUDITED)       2004           2003          2002           2001
--------------------------------------------------------------------------------------------------------------------------------
Fixed Charges
    Interest and amortization of debt issuance costs
    on all indebtedness                                     $  40,245      $  40,192      $  41,008     $  43,357      $  39,043
    Add interest element implicit in rentals                    2,652          3,557          3,807         3,040          3,724
                                                            --------------------------------------------------------------------
       Total fixed charges                                  $  42,897      $  43,749      $  44,815     $  46,397      $  42,767

(Loss) Income
    (Loss) Income before income taxes                       $ (25,801)     $(100,387)     $  10,916     $  44,541      $  73,846
    Add fixed charges                                          42,897         43,749         44,815        46,397         42,767
                                                            --------------------------------------------------------------------
    (Loss) Income before fixed charges and income
    taxes                                                   $  17,096      $ (56,638)     $  55,731     $  90,938      $ 116,613
                                                            ====================================================================
Ratio of earnings to fixed charges                               0.40          (1.29)          1.24          1.96           2.73
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